Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

SECOND QUARTER 2013 RESULTS

Core FFO per share of $0.27

Overall Occupancy Near Historic High at 93.1 percent

$405 million of High-Quality, Modern Bulk Industrial Acquisitions and

$82 million of New Development Starts

$202 million of Non-Strategic Dispositions

Core FFO Guidance Increased

(INDIANAPOLIS, July 31, 2013) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the second quarter of 2013.

“We saw excellent operational results in the second quarter led by strong demand on all fronts” said Denny Oklak, Chairman and CEO. “Core Funds From Operations of $0.27 per share reflects this strength along with same property net operating income growth of 3.4% for the quarter. We also increased our overall portfolio occupancy to 93.1%, the highest in many years. We continued to increase our investment in the bulk industrial business through acquisition of high quality assets in key distribution markets around the country.”

Duke Realty Reports Second Quarter 2013 Results

July 31, 2013

Quarterly Highlights

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Core Funds from Operations (“Core FFO”) per diluted share was $0.27 for the quarter. Funds from Operations (“FFO”) per diluted share as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) was $0.25 for the quarter.

•	Solid operating results:

•	Total occupancy of 93.1 percent and in-service portfolio occupancy of 93.2 percent;

•	Total leasing activity of approximately 6.2 million square feet;

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Same-property net operating income growth of 2.7 percent for the twelve months ended June 30, 2013 and 3.4 percent for the three months ended June 30, 2013, as compared to the comparable periods ended June 30, 2012.

•	Adjusted Funds from Operations (“AFFO”) of $0.24 per diluted share, which represents a dividend pay-out ratio below 71 percent.

•	Progress on asset and capital strategies:

•	Completed $405 million of modern bulk industrial acquisitions during the quarter;

•	Began $82 million of new developments, consisting of one 206,000 square foot suburban office development and three medical office buildings totaling 114,000 square feet;

•	Completed $202 million of dispositions, including $188 million in proceeds from the sale of a 391,000 square foot retail center in South Florida;

•	Reduced our overall cost of borrowing through issuance of a $250 million term note, bearing interest at LIBOR plus 1.35 percent, due May 2018;

•	Repaid $425 million of unsecured notes, which had an average effective interest rate of 6.4 percent, at maturity in May 2013;

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Executed a new At the Market (“ATM”) plan in May 2013 that allows us to issue up to $300 million of common stock. During the quarter, between this new plan and the completion of our previous ATM program, we issued approximately 1.5 million new shares of common stock, at an average price of $18.33 per share, generating net proceeds of approximately $27.4 million.

Duke Realty Reports Second Quarter 2013 Results

July 31, 2013

Financial Performance

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Core FFO for the second quarter of 2013 of $0.27 per share compared with $0.26 per share for the second quarter of 2012. Overall Core FFO increased from the second quarter of 2012 due to improved rental operations and lower general and administrative expenses. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

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FFO as defined by NAREIT was $0.25 per share for the second quarters of 2013 and 2012. In addition to the factors driving Core FFO performance, FFO as defined by NAREIT was lower during the second quarter of 2013 because of an impairment charge on a land sale and acquisition-related costs. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

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Net earnings of $0.19 per diluted share for the second quarter of 2013 compared to net loss of $0.11 per diluted share for the same quarter in 2012. The improvement in earnings per share was primarily the result of gains on sales of properties during the second quarter of nearly $85 million, driven primarily by the aforementioned retail property sale.

Operating Performance Highlights

•	In-service portfolio occupancy on June 30, 2013 of 93.2 percent compared to 92.1 percent on March 31, 2013.

•	In-service occupancy in the bulk distribution portfolio on June 30, 2013 of 94.4 percent compared to 93.6 percent on March 31, 2013.

•	In-service occupancy in the suburban office portfolio of 86.5 percent on June 30, 2013 compared to 84.5 percent on March 31, 2013.

•	In-service occupancy in the medical office portfolio of 92.7 percent on June 30, 2013 compared to 90.9 percent on March 31, 2013.

•	Tenant retention of nearly 74 percent for the quarter, with overall positive rental rate growth of 2.0 percent.

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Same-property net operating income growth of 2.7 percent for the twelve months ended June 30, 2013 and 3.4 percent for the three months ended June 30, 2013 as compared to the comparable periods ended June 30, 2012. The positive same-property performance was driven by increased occupancy and rent growth within our same property portfolio.

Duke Realty Reports Second Quarter 2013 Results

July 31, 2013

Real Estate Investment Activity

We acquired $405 million (5.9 million square feet) of high-quality modern bulk industrial facilities located in key distribution markets, during the second quarter 2013.

The second quarter included the following strategic acquisitions:

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A geographically diverse portfolio of eight modern bulk industrial buildings totaling 4.9 million square feet located in California, Eastern Pennsylvania, Houston, and New Jersey, all of which were 100 percent leased to major retail tenants including Home Depot, Kimberly Clark, Sears and JoAnn Stores;

•	Two modern bulk industrial buildings totaling 950,000 square feet in Cranbury, NJ, which were 100 percent leased to Crate & Barrel through 2020;

•	One industrial property totaling 123,000 square feet in Southern California, which was 100 percent leased.

Development

Oklak stated, “New development continued its strong momentum. After $139 million of starts in the first quarter, we commenced $82 million of suburban office and medical office projects during the second quarter. In total, we have 3.3 million square feet of development in progress across eighteen projects, that are 90 percent pre-leased in the aggregate, with total budgeted costs of nearly $513 million.”

The second quarter included the following development activity:

Wholly-Owned Properties

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During the quarter, four new developments were started. We started one 206,000 square foot office building, on our land in Raleigh, North Carolina, which was 52 percent pre-leased when started and is 90 percent pre-leased today. We also started three 100 percent pre-leased medical office projects in various markets totaling 114,000 square feet.

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Our wholly-owned development projects under construction at June 30, 2013 consisted of 12 medical office projects totaling 714,000 square feet, three industrial projects totaling 1.9 million square feet and two office projects totaling 406,000 square feet.

Duke Realty Reports Second Quarter 2013 Results

July 31, 2013

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We placed in service two new industrial facilities, as well as one expansion to an existing industrial facility, totaling 860,000 square feet in the aggregate, all of which were 100 percent pre-leased. Two office projects, totaling 504,000 square feet, which were 97 percent pre-leased were also placed in service. Finally, we placed three medical office projects in service, totaling 147,000 square feet, which were 100 percent pre-leased.

Joint Venture Properties

•	We had one 274,000 square foot medical office project, which was 100 percent pre-leased, under construction at June 30, 2013.

•	During the quarter one new 600,000 speculative bulk industrial property in Indianapolis was placed in service with no leases currently in place.

Dispositions

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Proceeds from property dispositions totaled $202 million during the quarter, of which $188 million was from one 391,000 square foot retail asset (nearly 90 percent occupied), $8 million was from one suburban office asset, and the remaining proceeds were from the sale of one non-core industrial asset as well as from the sale of 61 acres of undeveloped land.

2013 Earnings Guidance

The company increased Core FFO guidance for 2013 to a range of $1.07 to $1.11, compared to the previous guidance range of $1.03 to $1.11, and increased its guidance on land sale proceeds to a range of $40 million to $50 million.

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The second quarter dividend will be payable August 30, 2013 to shareholders of record on August 15, 2013. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.4140625	August 15, 2013	August 30, 2013

Series K	DREPRK	$0.40625	August 15, 2013	August 30, 2013

Series L	DREPRL	$0.4125	August 15, 2013	August 30, 2013

Duke Realty Reports Second Quarter 2013 Results

July 31, 2013

FFO and AFFO Reporting Definitions

Funds from Operations (“FFO”): FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including the company’s ability to make cash distributions to shareholders.

Core Funds from Operations (“Core FFO”): Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include impairment charges not related to depreciable real estate assets, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring activities. Although the company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

Adjusted Funds from Operations (“AFFO”): AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) and adjusted for certain non-cash items including straight line rental income, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company does not believe same-property net operating income growth to be a primary measure of overall company operating performance. The company utilizes same-property net income

Duke Realty Reports Second Quarter 2013 Results

July 31, 2013

growth as a supplemental measure to evaluate property-level performance, without differentiating or making adjustment as to whether a property is consolidated or jointly controlled.

A description of the properties that are excluded from the company’s same-property measure is included on page 22 of our June 30, 2013 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 148.6 million rentable square feet of industrial and office assets, including medical office, in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Second Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, August 1, 2013, at 3:00 p.m. EDT to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual

Duke Realty Reports Second Quarter 2013 Results

July 31, 2013

results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2012. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010